JOHN HANCOCK CAPITAL SERIES

John Hancock Allocation Core Portfolio

John Hancock Allocation Growth + Value Portfolio

Abolition of

John Hancock Allocation Core Portfolio

John Hancock Allocation Growth + Value Portfolio

and Amendment of Section 5.11

Abolition of John Hancock Allocation Core Portfolio

The undersigned, being a majority of the Trustees of John Hancock Capital Series, a Massachusetts business trust (the “Trust”), acting pursuant to Section 8.2 of the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time (the “Declaration of Trust”), do hereby abolish the John Hancock Allocation Core Portfolio and John Hancock Allocation Growth + Value Portfolio (Class A Shares, Class B Shares, Class C Shares and Class R1 Shares) and in connection therewith do hereby extinguish any and all rights and preferences of such John Hancock Allocation Core Portfolio and John Hancock Allocation Growth + Value Portfolio Class A Shares, Class B Shares, Class C Shares and Class R1 Shares as set forth in the Declaration of Trust and the Trust’s Registration Statement on Form N-1A. The abolition of the Funds are effective as of September 28, 2007.

Amendment of Section 5.11

The undersigned, being a majority of the Trustees of John Hancock Capital Series, a Massachusetts business trust (the “Trust”), acting pursuant to Section 8.2 of the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time, do hereby amend Section 5.11, effective September 28, 2007, as follows:

1.	Section 5.11 (a) shall be deleted and replaced with the following:

Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series: John Hancock Core Equity Fund, which consists of Class A Shares, Class B Shares, Class C Shares, and Class I Shares; John Hancock Classic Value Fund, John Hancock Large Cap Select Fund, John Hancock U.S. Global Leaders Growth Fund, each of which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares, and Class R Shares; John Hancock Classic Value Fund II, which consists ofClass A Shares, Class B Shares, Class C Shares, Class I Shares, Class NAV Shares and Class R Shares; and John Hancock International Classic Value Fund, which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares and Class NAV Shares; (the “Existing Series”).

John Hancock Capital Series

Abolishment of a Series

John Hancock Allocation Core Portfolio

John Hancock Allocation Growth + Value Portfolio

IN WITNESS WHEREOF, the undersigned have executed this instrument on the 2nd day of November, 2007.

/s/James R. Boyle James R. Boyle	/s/Charled L. Ladner Charles L. Ladner
/s/James F. Carlin James F. Carlin	/s/Dr. John A. Moore Dr. John A. Moore
/s/William H. Cunningham William H. Cunningham	/s/Patti McGill Peterson Patti McGill Peterson
/s/Ronald R. Dion Ronald R. Dion	/s/Steven R. Pruchansky Steven R. Pruchansky

The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

W:\JOHN HANCOCK FUNDS\Organizational Documents\Declaration of Trust\Capital Series\Amendments\2007\JHF_Abolition of Series_Allocation Portfolios- 9_28_07.doc

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